Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 17, 2017

AdvancePierre Foods Holdings, Inc.

9987 Carver Road

Blue Ash, Ohio 45242

Re:	AdvancePierre Foods Holdings, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to AdvancePierre Foods Holdings, Inc., a Delaware corporation (the “Company”), in connection with the resale by the Selling Stockholders (as defined below) of an aggregate of 14,375,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (including shares of Common Stock subject to an option granted by the Selling Stockholders to the Underwriters (as defined below)) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-1 (File No. 333-215441) of the Company relating to the Shares filed on January 5, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several Underwriters named therein (the “Underwriters”), and the Selling Stockholders named therein (the “Selling Stockholders”), relating to the sale by the Selling Stockholders to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(c)    an executed copy of a certificate of Linn Harson, Senior Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

AdvancePierre Foods Holdings, Inc.

January 17, 2017

(d)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of January 11, 2017, and certified pursuant to the Secretary’s Certificate;

(e)    a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(f)    a copy of certain resolutions of the Board of Directors of the Company, adopted on October 27, 2016, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”), and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares being sold by the Selling Stockholders have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

JK